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             OCTOBER 25, 1996 - INFORMATION ON DISTRIBUTION   EXHIBIT 28.7
                                   TO CERTIFICATEHOLDERS

Bear Stearns Asset Backed Securities Inc.
Champion Home Equity Loan Trust 1996-1
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                        Principal Amt
            Original    Outstanding                                                          Ending
Certificat  Principal     Prior to    Interest   Interest      Interest    Principal      Principal Amount
  Class      Amount      Distribution   Rate     Accrued     Distributed    Payable        Outstanding

   A-1     $23,827,000   $16,722,988    5.750%     $80,130       $80,130   $ 561,728      $16,161,259
   A-2      36,173,000    36,173,000    6.330%     190,813       190,813           0       36,173,000
   A-3      40,000,000    37,278,860  variable     185,356       185,356     509,305       36,769,555
    I                0             0  variable      70,676        70,676           0                0


          $100,000,000   $90,174,848              $526,975      $526,975   $1,071,033      $89,103,814


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